Exhibit 99.1

Contacts:
Raymond Jones
Investor Relations
ir@zillowgroup.com

Emily Heffter
Public Relations
press@zillow.com

ZILLOW GROUP REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

Results Reflect Significant Momentum in Homes Segment; Stabilization in Premier Agent Business
SEATTLE - August 7, 2019 - Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which is transforming how people buy, sell, rent, and finance homes, today announced its consolidated financial results for the three months ended June 30, 2019. The company reported 84% year-over-year growth in total consolidated quarterly revenue, driven by demand for Zillow Offers as the company continues to accelerate growth into new markets.
Complete financial results and outlook can be found in the investor relations section of Zillow Group’s website at https://investors.zillowgroup.com/financials/quarterly-results/default.aspx.
“Our second quarter results reflect the momentum we are seeing across our businesses,” said Rich Barton, co-founder and CEO of Zillow Group, Inc. “The demand signal for Zillow Offers is incredibly impressive as seen in the annualized revenue run rate going from zero to $1 billion in just a year¹. Our Premier Agent business is performing well, and our partnerships with the highest performing and most client-focused agents position us well to deliver a truly seamless transaction experience for home buyers and sellers. We’re in the early stages of a bold expansion of our company that opens up exciting opportunities for our customers, partners, shareholders and employees. We are uniquely advantaged by our brand awareness, audience size, technology, data science, industry partnerships, and operational know-how and are well on our way to rewire real estate.”
Recent highlights include:

•	Total Q2 consolidated revenue grew 84% year over year to $599.6 million, driven primarily by significant growth in the Homes segment.

•	Consumer awareness and demand for Zillow Offers is growing rapidly. More than 69,000 homeowners requested an offer from Zillow to purchase their home during Q2, up 94% sequentially from Q1.

•	The addition of seven Zillow Offers markets since the end of Q1: Dallas-Fort Worth; Minneapolis; Orlando; Portland, Ore.; Nashville, Tenn.; and Colorado Springs and Fort Collins, Colo.

•	Today, the company separately announced four new Zillow Offers markets expected to open in early to mid-2020: Cincinnati, Tucson, Ariz; Oklahoma City, and Jacksonville, Fla.

•	Expanded testing of the Flex monetization model, which allows Premier Agents to pay a success fee only when they close a transaction with a consumer lead, in lieu of paying for advertising up front.

•
Traffic to Zillow Group’s mobile apps and websites accelerated with more than 194 million average monthly unique users in Q2, an increase of 4% year over year, while visits reached a new high of nearly 2.2 billion, up 14% year over year.

______________________________
¹Homes segment annualized revenue run rate is calculated by multiplying Homes segment revenue for the quarter by four.

Second Quarter 2019 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		2018 to 2019 % Change	Six Months Ended June 30,		2018 to 2019 % Change
	2019	2018		2019	2018
Revenue:
IMT segment:
Premier Agent	$231,961	$230,885	—%	$449,696	$444,617	1%
Rentals	42,670	33,288	28%	80,508	62,351	29%
Other (1)	49,038	41,768	17%	91,737	79,829	15%
Total IMT segment revenue	323,669	305,941	6%	621,941	586,797	6%
Homes segment	248,924	—	N/A	377,396	—	N/A
Mortgages segment	26,985	19,305	40%	54,345	38,328	42%
Total revenue	$599,578	$325,246	84%	$1,053,682	$625,125	69%
Other Financial Data:
Segment income (loss) before income taxes:
IMT segment	$13,238	$110		$1,786	$(6,506)
Homes segment	$(71,122)	$(10,061)		$(116,327)	$(14,451)
Mortgages segment	$(10,438)	$356		$(20,054)	$(2)
Net loss	$(71,977)	$(3,093)		$(139,502)	$(21,684)
Adjusted EBITDA (2):
IMT segment	$64,055	$59,718		$125,102	$106,401
Homes segment	(56,452)	(8,352)		(90,976)	(11,865)
Mortgages segment	(5,306)	4,634		(7,907)	7,774
Total Adjusted EBITDA	$2,297	$56,000		$26,219	$102,310
Percentage of Revenue:
Segment income (loss) before income taxes:
IMT segment	4%	—%		—%	(1)%
Homes segment	(29)%	N/A		(31)%	N/A
Mortgages segment	(39)%	2%		(37)%	—%
Net loss	(12)%	(1)%		(13)%	(3)%
Adjusted EBITDA:
IMT segment	20%	20%		20%	18%
Homes segment	(23)%	N/A		(24)%	N/A
Mortgages segment	(20)%	24%		(15)%	20%
Total Adjusted EBITDA	—%	17%		2%	16%
(1) Other revenue primarily includes revenue generated by new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group Co-founder & CEO Rich Barton and CFO Allen Parker will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). They will be joined by Zillow Brand President and Co-head of Zillow Offers Jeremy Wacksman, and President of Media & Marketplaces Greg Schwartz. A Quarterly Shareholder Letter is available on the Quarterly Results section of Zillow Group’s investor relations website at https://investors.zillowgroup.com/financials/quarterly-results/default.aspx prior to the live conference call and webcast.

A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website. The live call may also be accessed via phone (866) 270-1533 toll-free domestically and at (412) 317-0797 internationally.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our operational plans for Zillow Offers, Premier Agent, Zillow Home Loans and other parts of our business in 2019 and 2020. Statements containing words such as “may,” “intend,” “plan,” “will,” “continue,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to compete successfully against existing or future competitors; Zillow Group’s investment of resources to pursue strategies that may not prove effective; the impact of the real estate industry on Zillow Group’s business; the impact of pending litigation and other legal and regulatory matters; Zillow Group’s ability to increase awareness of the Zillow Group brands in a cost-effective manner; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty to update this information to reflect future events or circumstances.
Use of Non-GAAP Financial Measure
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, within this earnings release.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

▪
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	Adjusted EBITDA does not reflect acquisition-related costs;

▪	Adjusted EBITDA does not reflect interest expense or other income;

▪	Adjusted EBITDA does not reflect income taxes; and

▪	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and income (loss) before income taxes and our other GAAP results. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.

About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG) houses one of the largest portfolios of real estate brands on mobile and the web that attracted 194 million average monthly unique users during Q2 2019. Zillow Group is committed to leveraging its proprietary data, technology and innovations to make home buying, selling, financing and renting a seamless, on-demand experience for consumers. As its flagship brand, Zillow® now offers a fully integrated home shopping experience that includes access to for sale and rental listings, Zillow Offers™, which provides a new, hassle-free way to buy and sell homes directly through Zillow; and Zillow Home Loans, Zillow’s affiliated lender that provides an easy way to receive mortgage pre-approvals and financing. Other consumer brands include Trulia®, StreetEasy®, HotPads®, Naked Apartments®, RealEstate.com and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate professionals maximize business opportunities and connect with millions of consumers. Zillow Group business brands for real estate, rental and mortgage professionals, include Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle, Washington.
Please visit http://investors.zillowgroup.com,www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Zillow Home Loans, LLC is an Equal Housing Lender; NMLS #10287.
(ZFIN)

Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30, 2019
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(71,977)
Income tax benefit	N/A	N/A	N/A	N/A	—
Income (loss) before income taxes	$13,238	$(71,122)	$(10,438)	$(3,655)	$(71,977)
Other income	—	—	(402)	(9,056)	(9,458)
Depreciation and amortization expense	18,308	1,732	1,163	—	21,203
Share-based compensation expense	32,509	7,039	4,084	—	43,632
Interest expense	—	5,899	287	12,711	18,897
Adjusted EBITDA	$64,055	$(56,452)	$(5,306)	$—	$2,297

	Three Months Ended June 30, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(3,093)
Income tax benefit	N/A	N/A	N/A	N/A	(10,600)
Income (loss) before income taxes	$110	$(10,061)	$356	$(4,098)	$(13,693)
Other income	—	—	—	(3,089)	(3,089)
Depreciation and amortization expense	24,650	181	1,189	—	26,020
Share-based compensation expense	34,958	1,528	2,457	—	38,943
Acquisition-related costs	—	—	632	—	632
Interest expense	—	—	—	7,187	7,187
Adjusted EBITDA	$59,718	$(8,352)	$4,634	$—	$56,000

	Six Months Ended June 30, 2019
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(139,502)
Income tax benefit	N/A	N/A	N/A	N/A	(2,500)
Income (loss) before income taxes	$1,786	$(116,327)	$(20,054)	$(7,407)	$(142,002)
Other income	—	—	(715)	(17,911)	(18,626)
Depreciation and amortization expense	35,902	3,053	2,773	—	41,728
Share-based compensation expense	87,414	12,641	9,701	—	109,756
Interest expense	—	9,657	388	25,318	35,363
Adjusted EBITDA	$125,102	$(90,976)	$(7,907)	$—	$26,219

	Six Months Ended June 30, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(21,684)
Income tax benefit	N/A	N/A	N/A	N/A	(8,000)
Loss before income taxes	$(6,506)	$(14,451)	$(2)	$(8,725)	$(29,684)
Other income	—	—	—	(5,535)	(5,535)
Depreciation and amortization expense	50,115	240	2,571	—	52,926
Share-based compensation expense	62,765	2,346	4,573	—	69,684
Acquisition-related costs	27	—	632	—	659
Interest expense	—	—	—	14,260	14,260
Adjusted EBITDA	$106,401	$(11,865)	$7,774	$—	$102,310
(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net loss and income tax benefit are calculated and presented only on a consolidated basis within our financial statements.
(2) Certain corporate items are not directly attributable to any of our segments, including interest income earned on our short-term investments included in Other income and interest costs on our convertible senior notes included in Interest expense.